UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 16, 2007

Commission File Number: 0-28376

Professional Lease Management Income Fund I Liquidating Trust
(Exact name of registrant as specified in its charter)

Delaware	94-3209289
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

405 Lexington Avenue, 67th Floor
New York, NY 10174
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 682-3344

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 16, 2007, Champion Shipping (“Champion”), the charterer of a marine vessel owned by Professional Lease Management Income Fund I Liquidating Trust (the “Liquidating Trust”) completed the exercise of its option (the “Option”), set forth in the Charter Party Agreement described below (the “Charter”), to (i) prepay the remaining balance of charter payments due under the Charter of $14.3 million and (ii) purchase the marine vessel for the sum of one dollar. Champion’s notification to the Liquidating Trust of its intent to exercise the Option was disclosed on the Liquidating Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2006. Such current report is incorporated herein by reference. The Charter is on file as Exhibit 10.1 to the Form 10-QSB filed with the Securities and Exchange Commission on August 11, 2006 and is incorporated herein by reference.  The Liquidating Trust paid a commission of $0.3 million to an unaffiliated third party related to this transaction.

Other than in respect of the Charter, there are no material relationships between the Liquidating Trust, Champion or any of their respective affiliates, or any director or officer of the Trustee of the Liquidating Trust, or any associate of such director or officer, except that an affiliate of the Liquidating Trust sold another marine vessel to Champion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Lease Management Income Fund I Liquidating Trust

By: PLM Financial Services, Inc.,
        its Trustee

By: s/s Richard K Brock
  Richard K Brock
  Chief Financial Officer

Date: March 16, 2007